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                                                                                                    EXHIBIT 11.2
                                               CONSECO, INC. AND SUBSIDIARIES

                                      COMPUTATION OF EARNINGS PER SHARE - FULLY DILUTED
                                                         (unaudited)
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                                                                                                  Three months ended
                                                                                                      March 31,
                                                                                                ---------------------
                                                                                                1994             1993
                                                                                                ----             ----
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   Weighted average primary shares
      outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        28,304,356       29,374,334
   Incremental common equivalent shares for
      convertible preferred stock . . . . . . . . . . . . . . . . . . . . . . . . . .         4,509,509        3,257,024
   Incremental common equivalent shares for
      options and employee stock plans based
      on market price at the end of the period. . . . . . . . . . . . . . . . . . . .                13           75,398
                                                                                            -----------     ------------
         Weighted average fully diluted
            shares outstanding. . . . . . . . . . . . . . . . . . . . . . . . . . . .        32,813,878       32,706,756
                                                                                            ===========     ============

   Net income for fully diluted
      earnings per share:

   Net income as reported . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $80,144,000     $131,518,000

   Less preferred stock dividends (excluding
      dividends on convertible preferred stock) . . . . . . . . . . . . . . . . . . .            -            (1,375,000)
                                                                                            -----------     ------------
         Net income for fully diluted
            earnings per share. . . . . . . . . . . . . . . . . . . . . . . . . . . .       $80,144,000     $130,143,000
                                                                                            ===========     ============
         Net income per fully diluted
            common share. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             $2.44            $3.98
                                                                                                  =====            =====







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